Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 100147) of Stratus Services Group, Inc. of our report dated December 21, 2004 appearing in this Annual Report on Form 10K of Stratus Services Group, Inc. for the year ended September 30, 2004.

/s/ AMPER, POLITZINER & MATTIA, P.C.

December 21, 2004
Edison, New Jersey